Exhibit 10.02

CERTIFICATE OF AMENDMENT

of

ARTICLES OF INCORPORATION

of

SHOTGUN ENERGY CORPORATION

A Nevada Corporation

The undersigned Christopher Scheive, President and Jaclyn Cruz, Secretary of Shotgun Energy Corporation does hereby certify that a special Meeting of the Board of Directors held at the offices of the Corporation on February 25, 2009, at which a quorum was present, the following resolutions were duly passed:

RESOLVED:

That the Articles of Incorporation of Shotgun Energy Corporation shall be amended, subject to shareholder approval, to change the name of Shotgun Energy Corporation to Organa Gardens International Inc. in accordance with Section 78.385 of the Nevada Revised Statute and it is further

RESOLVED:

A majority of the shareholders on the record of February 15, 2009, approved the aforesaid resolutions in accordance with Section 78.209 of the Nevada Revised Statute. The total number of outstanding shares of common stock entitled to vote with respect to the resolutions was 18,617,134 shares and the number of shares voting in favor of the resolution was 10,662,662 exceeding the vote required, such required vote being 9,494,738 shares.

RESOLVED:

That the officers of the corporation and each of them is authorized and empowered to arrange for and purchase new stock certificates of the corporation to be issued to shareholders and to represent the Common Stock of this Corporation issuable pursuant to the name change and such share certificates, as determined by the officers, shall be deemed to be the shares of this corporation, and it in further

RESOLVED:

That the officers of the corporation and each of them is authorized and empowered to do such things and execute such documents as may be necessary in order to effectuate the purpose of the foregoing resolutions.

RESOLVED:

That the name change shall be effective at the opening of business March 31, 2009, being 6:30 A.M. EST., unless The Financial Industry Regulatory Authority (FINRA), the governing body conducting a review of this amendment, elects to specify an alternate effective date.

 RESOLVED:

The Articles of Incorporation of Shotgun Energy Corporation are hereby amended as follows:

ARTICLE 1

(amended)

The name of Corporation is Organa Gardens International Inc.

I, the undersigned Secretary of Shotgun Energy Corporation DO HEREBY CERTIFY that the foregoing is a true, complete and accurate copy of resolutions duly adopted by the Board of Directors of the said Corporation at a special meeting held on the aforementioned day, at which a quorum of the Directors were present; and I do further certify that these resolutions have not been altered, amended repealed or rescinded and they are now in full force and effect.

Witness my and the Seal of the Corporation this 25th day of February, 2009

/s/: Christopher Scheive

Dated:

February 25, 2009

___________________________________

Christopher Scheive, President & Director

/s/: Jaclyn Cruz

Dated:

February 25, 2009

___________________________________

Jaclyn Cruz, Secretary & Director